UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 9, 2011

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Long-Term Incentive Awards

On June 9, 2011, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Radian Group Inc. (the “Company”) granted annual long-term incentive awards to the Company’s executive officers, including its named executive officers. The grants consisted of: (1) performance based restricted stock units (“Performance Based RSUs”) granted under the Radian Group Inc. 2008 Equity Compensation Plan, as amended (the “2008 Equity Plan”), and (2) non-qualified stock options granted under the 2008 Equity Plan. For each of the named executive officers, the Performance Based RSUs and stock options represent 75% and 25%, respectively, of the total value of their annual long-term incentive award.

2011 Performance Based RSU Awards

The Committee granted a Performance Based RSU award under the 2008 Equity Plan to each of the Company’s named executive officers in the following target amounts: Mr. Ibrahim – 658,080 RSUs; Mr. Quint – 135,280 RSUs; Ms. Bryce – 261,150 RSUs; Mr. Griffith – 94,020 RSUs; and Mr. Theobald – 68,950 RSUs.

The Performance Based RSU awards generally vest on June 9, 2014, upon the conclusion of a three year performance period. At the end of the performance period, the named executive officers will be entitled to receive a number of RSUs (from 0 to 200% of their target Performance Based RSU awards) based on how the Company’s total stockholder return (“TSR”) for the performance period compares to the median TSR of a group of companies consisting of the Company’s two most comparable mortgage insurance peers and the companies listed on the NASDAQ Financial Index (collectively, the “Peer Group”). Each vested Performance Based RSU will be payable in cash, in an amount equal to the closing price of the Company’s common stock on the New York Stock Exchange (the “NYSE”) on the applicable vesting date.

The Company’s TSR will be determined by measuring the change in market value of the Company’s common stock during the performance period, beginning with the average closing price of the Company’s common stock on the NYSE for the 20 trading days ending on June 9, 2011 and ending with the average closing price for the 20 trading days ending on June 9, 2014 and by assuming that dividends, if any, are reinvested. The TSR for each of the companies included in the Peer Group will be determined in a similar fashion and as of the same dates as for the Company’s TSR.

The Performance Based RSUs will vest at target if the Company’s TSR equals the median TSR of the companies included in the Peer Group (the “Median Peer Group TSR”). In the event that the Company’s TSR exceeds the Median Peer Group TSR, the Performance Based RSUs will vest at a 2% increase above target (up to 200% of target) for every 1% that the Company’s TSR exceeds the Median Peer Group TSR. If the Company’s TSR is less than the Median Peer Group TSR, the Performance Based RSUs will vest below target, in an amount reduced by 3% for every 1% that the Company’s TSR is less than the Median Peer Group TSR. There is no vesting if the Company’s TSR is more than 34% below the Median Peer Group TSR. In addition, in the event the Company’s TSR is negative for the period, the Committee retains discretion to reduce the number of RSUs that vest, notwithstanding the performance of the Company’s TSR relative to the Median Peer Group TSR. With respect to Mr. Ibrahim’s Performance Based RSU award, Mr. Ibrahim’s maximum RSU award is limited to the number of shares that would result in his receiving 1,000,000 shares subject to grants made to him in 2011 (including the stock options granted to him as discussed below), which is the maximum number of shares that may be awarded to a participant under the 2008 Equity Plan in any calendar year.

The Performance Based RSU awards provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company, the Performance Based RSUs will become payable at target upon the vesting of the awards on June 9, 2014, provided that the executive officer remains employed by the Company through such date. However, if a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Performance Based RSUs will become fully vested and payable at target upon such termination.

Additionally, the Performance Based RSUs will become fully vested and payable at target in the event of a named executive officer’s death or disability. If the named executive officer retires before the end of the three year performance period, the award will remain outstanding and will become payable at the end of the performance period to the extent that the performance criteria discussed above have been satisfied, or as provided above in the event of a change of control.

2011 Stock Option Awards

The Board granted non-qualified stock options (each an “Option”) under the 2008 Equity Plan to each of the named executive officers in the following amounts: Mr. Ibrahim – 269,700 Options; Mr. Quint – 55,440 Options; Ms. Bryce – 107,030 Options; Mr. Griffith – 38,530 Options; and Mr. Theobald – 28,260 Options. Each Option has a per share exercise price of $3.58 (the closing price of the Company’s common stock on the NYSE on the date of grant), and a seven-year term, with 50% of the award vesting on the third anniversary of the grant date (i.e., June 9, 2014) and the remaining 50% of the award vesting on the fourth anniversary of the grant date (i.e., June 9, 2015); provided, however, that the Options only will vest if the closing price of the Company’s common stock on the NYSE exceeds $4.48 (125% of the Option exercise price) for ten consecutive trading days ending on or after June 9, 2014 (the “Stock Price Vesting Hurdle”).

The Options provide for “double trigger” vesting in the event of a change of control. Except as provided below, upon a change of control, the Options will continue to vest 50% on the third and fourth anniversaries of the grant date, regardless of whether the Stock Price Vesting Hurdle has been satisfied, as long as the named executive remains employed by the Company through such date. However, if a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Options will become fully vested and exercisable upon such termination.

Additionally, the Options will become fully vested and exercisable in the event of a named executive officer’s death, disability or retirement. However, if Messrs. Ibrahim or Quint retires before the Options are otherwise exercisable, his Options will remain outstanding and become exercisable in accordance with the three and four year vesting schedule and the Stock Price Vesting Hurdle for such Options, or as provided above in the event of a change of control.

The foregoing summary of the 2011 long-term incentive awards is not a complete description of all of the terms and conditions of the Performance Based RSU awards and the Options and is qualified in its entirety by reference to the full text of the form of grant instruments, which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: June 15, 2011	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary